UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2016 (June 30, 2016)

The Williams Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (918) 573-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

Effective on June 30, 2016, Eric W. Mandelblatt and Keith A. Meister resigned from the Board of the Company. As a result of this resignation, the Settlement Agreement (the “Settlement Agreement”) dated February 25, 2014, by and among the Company, Corvex Management LP and Keith Meister and Soroban Master Fund LP, Soroban Capital Partners LLC and Eric W. Mandelblatt, was terminated effective June 30, 2016.

The Settlement Agreement was filed as Exhibit 99.1 to the Company’s Form 8-K filed February 25, 2014 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Effective on June 30, 2016, Ralph Izzo, Eric W. Mandelblatt, Keith A. Meister, Steven W. Nance, and Laura A. Sugg resigned from the Board of Directors (the “Board”) of The Williams Companies, Inc. (the “Company”). Recognizing that it is in the best interests of the Company’s stockholders and the Company to concentrate on the future, the Board has thoroughly evaluated the Company’s leadership structure and determined that Alan Armstrong is the right Chief Executive Officer for the Company as the Company works to continue enhancing stockholder value. Frank T. MacInnis, Mr. Izzo, Mr. Mandelblatt, Mr. Meister, Mr. Nance and Ms. Sugg disagreed with this strategic decision of the Board. Mr. Izzo, Mr. Mandelblatt, Mr. Meister, Mr. Nance and Ms. Sugg decided, in the best interest of stockholders, to resign from the Board. Each of Mr. Mandelblatt and Mr. Meister delivered a letter to the Board regarding their resignations, copies of which are attached hereto as Exhibit 17.1 and Exhibit 17.2 respectively.

Mr. Izzo was a member of the Audit Committee and the Finance Committee. Mr. Mandelblatt was a member of the Finance Committee and the Nominating and Governance Committee. Mr. Meister was a member of the Audit Committee and the Compensation Committee. Mr. Nance was the Chair of the Special Safety Committee and a member of the Compensation Committee. Ms. Sugg was a member of the Compensation Committee and the Special Safety Committee.

(b) Effective on June 30, 2016, Mr. MacInnis also resigned from the Board of the Company. Mr. MacInnis was the independent Chairman of the Board, the Chair of the Nominating and Governance Committee and a member of the Compensation Committee. Mr. MacInnis’ resignation was for personal reasons.

A copy of the press release announcing the above changes to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

17.1	Letter, dated July 1, 2016, from Eric W. Mandelblatt to the Board.

17.2	Letter, dated July 1, 2016, from Keith A. Meister to the Board.

99.1	Press release of the Company dated July 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

By:	/s/ Sarah C. Miller
Name:	Sarah C. Miller
Title:	Senior Vice President, General Counsel & Corporate Secretary

DATED: July 1, 2016

EXHIBIT INDEX

Exhibit No.	Description

17.1	Letter, dated July 1, 2016, from Eric W. Mandelblatt to the Board.

17.2	Letter, dated July 1, 2016, from Keith A. Meister to the Board.

99.1	Press release of the Company dated July 1, 2016.